Exhibit 99.03
                    Significant Factors Impacting EPS (Notes)

                             3 Months Ended June                   Year to Date June
                            ----------------------               ----------------------
                            2005    2004    Change               2005    2004    Change
                            ----    ----    ------               ----    ----    ------

Consolidated Earnings-     $0.52   $0.48     $0.04              $0.95   $0.93     $0.02

Significant Factors:

Retail Business                               0.02                                  -
Competitive Generation                        0.02                                 0.02
Synthetic Fuels                                -                                    -
Leasing Business                               -                                    -
Parent Company and Other                       -                                    -
Impact of Additional Shares                    -                                    -
                                             -----                                -----
Total                                        $0.04                                $0.02
                                             =====                                =====

Notes

- Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.